Exhibit 10.23D
Execution Copy

FOURTH AMENDMENT TO CREDIT AGREEMENT

Parties:

“CoBank”:	CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111
“Borrower”:             CHS Inc.
5500 Cenex Drive
Inver Grove Heights, Minnesota 55077

“Syndication Parties”:         The entities named below on the signature pages

Execution Date:                 June 26, 2013

Recitals:

A.CoBank, in its capacity as Administrative Agent (“Administrative Agent”) and as a Syndication Party, the Syndication Parties signatory thereto (collectively with any Persons who have become or who become Syndication Parties, “Syndication Parties”), and Borrower have entered into that certain Credit Agreement (10 Year Term Loan) dated as of December 12, 2007 (as amended pursuant to that certain First Amendment to Credit Agreement dated as of May 1, 2008, as further amended pursuant to that certain Second Amendment to Credit Agreement dated as of June 2, 2010, as further amended pursuant to that certain Third Amendment to Credit Agreement dated as of September 27, 2011, and as further amended, modified, or supplemented from time to time, the “Credit Agreement”), pursuant to which the Syndication Parties have extended certain credit facilities to Borrower under the terms and conditions set forth in the Credit Agreement.

B.Borrower has requested that the Agent and the Syndication Parties amend certain terms of the Credit Agreement, which the Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this Fourth Amendment to Credit Agreement (“Fourth Amendment”).

Agreement:

Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Amendments to Credit Agreement. The Credit Agreement is amended as of the Effective Date as follows:

1.1	Section 1.102 is amended in its entirety to read as follows:

Revolving Loan Credit Agreement: means the 2013 Credit Agreement (5-Year Revolving Loan), dated as of June 26, 2013, by and between Borrower and CoBank, as administrative agent for all syndication parties thereunder, and as a syndication party thereunder, and the other syndication parties party thereto, as amended, supplemented or otherwise modified from time to time.

1.2	Section 1.119 is amended in its entirety to read as follows:

CHS Capital: means CHS Capital, LLC (formerly known as Cofina Financial, LLC) or any other Subsidiary of Borrower that makes seasonal and term loans to member cooperatives, businesses and individual producers of agricultural products included in Borrower’s cash flows from investing activities, and each of any such entity’s Subsidiaries.

1.3	Section 1.121 is amended in its entirety to read as follows:

CHS Capital Loan Assets: means loan assets owned and loan commitments made by CHS Capital in the ordinary course of business.

2.Conditions to Effectiveness of this Fourth Amendment. The effectiveness of this Fourth Amendment is subject to satisfaction, in the Administrative Agent’s sole discretion, of each of the following conditions precedent (the date on which all such conditions precedent are so satisfied (except those that may be satisfied at a later date) shall be the “Effective Date”):

2.1Delivery of Executed Loan Documents. Borrower and the Required Lenders shall have delivered to the Administrative Agent, for the benefit of, and for delivery to, the Administrative Agent and the Syndication Parties, this Fourth Amendment (or their approval thereof, in the case of Voting Participants), duly executed.

2.2Representations and Warranties. The representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

2.3No Event of Default. No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this Fourth Amendment.

2.4Payment of Fees and Expenses. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available funds all fees and expenses presently due under the Credit Agreement (as amended by this Fourth Amendment).

3.	General Provisions.

3.1No Other Modifications. The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

3.2Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of Borrower, Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Syndication Parties.

3.3Definitions. Capitalized terms used, but not defined, in this Fourth Amendment shall have the meaning set forth in the Credit Agreement.

3.4Severability. Should any provision of this Fourth Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Fourth Amendment and all remaining provision of this Fourth Amendment shall be fully enforceable.

3.5Governing Law. To the extent not governed by federal law, this Fourth Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

3.6Headings. The captions or headings in this Fourth Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Fourth Amendment.

3.7Counterparts. This Fourth Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe ® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this Fourth Amendment by telefax, facsimile, or e-mail transmission of an Adobe ® file format document also shall deliver an original executed counterpart of this Fourth Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Fourth Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed as of the Effective Date.

[Signature Pages Follow]

BORROWER:
CHS INC., a cooperative corporation formed under the laws of the State of Minnesota

By_______________________________
Name: David A. Kastelic
Title: Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:

        COBANK, ACB

By:______________________________
Name: Michael Tousignant
Title: Vice President

SYNDICATION PARTIES:

COBANK, ACB

By:_____________________________
Name: Michael Tousignant
Title: Vice President

[Signature Page to Fourth Amendment to Credit Agreement (10 Year)]